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EXHBIIT 10.6

                              PARTNERSHIP CONTRACT
                              --------------------

BETWEEN THE UNDERSIGNED:
-------------------------

The GOLDEN WIN WIN (Cambodia) Inc. Company, with its head office located in Phnom Penh, Cambodia, No. 9 Street 592, registered with the Ministry of Commerce under number Co- 1471/02 E dated July 26, 2002,

Represented by Mr. BENJAMIN JOSEPH PERRY, American citizenship, Residing at 9101
W. SAHARA AVE., SUITE 105-D, 34 LAS VEGAS, NV 89117, USA,

Holder of passport No. 037821850 issued on June 31, 2001 (sic),

In his capacity as Chairman and duly empowered for the purposes herewith, Hereinafter referred to as "Party A;"

                                                         PARTY OF THE FIRST PART
                                                         -----------------------

AND
---

The K.L. Development Co., Ltd. Company, with its head office located in Phnom Penh, Cambodia, No. 19 Street 209, registered with the Ministry of Commerce under number ___________ dated ___________

Represented by Ms. ________________, Cambodian citizenship
Residing at:
Holding Identity Card No ___________________
In her capacity as Chairperson of the Board of Directors and duly empowered for the purposes herewith,
Hereinafter referred to as "Party B;"

                                                        PARTY OF THE SECOND PART
                                                        ------------------------


                THE FOLLOWING MATTERS WERE PREVIOUSLY DISCUSSED:


                                   DELINEATION
                                   -----------

The GOLDEN WIN WIN Inc. mother company and it's affiliated management group, LUCKY WIN WIN is among the leading operators for the sale of products for games of chance (lottery, lotto) and it is currently successfully marketing such in the United States and in Other countries. It would like to extend its distribution network to places such as the Kingdom of Cambodia. It is understood and accepted by all parties to this agreement that Lucky Win Win shall serve as the managing partner for all lottery operations represented herein for the duration of this agreement and that Lucky Win Win will have full authority from Golden Win Win to manage and operate the lottery in Cambodia, with such services to include


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but not be limited to the printing and shipping of lottery tickets, all advertising, and the supervision of marketing, distribution and sales of said tickets within Cambodia as well as the collection of all revenues generated by such sales and subsequent distribution of revenues in accordance with the terms herein. Lucky Win Win will be responsible for any and all direct costs related to the above.

Thus, the GOLDEN WIN WIN (Cambodia) Inc. company, Party "A," incorporated under Cambodian law that is operating an activity in the Kingdom of Cambodia, is looking for a partner able to market and promote the sale of certain products from its line in the Kingdom of Cambodia.

In this regard, it has already been made clear that depending upon the choices that will be made later in the framework of its marketing strategy, it would be interested In finding a suitable partner in the framework of a partnership contract for promotion and sales in the Kingdom of Cambodia, subject matter of the contract herewith.

The K.L. Development Co., Ltd., Party "B," incorporated under Cambodian law, selected for its marketing acumen and many years of experience, already possesses a broad distribution network in the Kingdom of Cambodia in the fields of importing, exporting, distributing, promoting and marketing of internationally known brand names by means of exclusive distribution partnership contracts in the Kingdom of Cambodia;

Party "B" has expressed interest in marketing and promoting products of the Golden WIN WIN (Cambodia) Inc. company by maintaining the corporate image attached to the products described hereinafter.

In order to develop their two activities, these companies entering into a mutual agreement for exclusivity in the achievement of the commitments within their respective fields.

HAVING DELINEATED THE ABOVE, THE FOLLOWING WAS DECIDED AND AGREED UPON:


                                    AGREEMENT
                                    ---------


ARTICLE 1: SUBJECT MATTER
-------------------------

By means of the contract herewith, Party "A" agrees to the terms and conditions defined hereinafter to grant exclusivity in the Kingdom of Cambodia to Party "B," which agrees to carry out the study, promotional, advertising, distribution and sales missions that may be necessary for the accomplishment of the commitments for which it is responsible.

Party "A" shall be responsible for making any change in the list of products based on developments in the market and the selection and marketing


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strategy in consultation with Party "B". Party "A" reserves the right of final approval of all marketing strategies.

As for Party "B" it agrees to get its product supplies exclusively from Party "A," that it will _________ resell on its own behalf and in its own right, and will act in the capacity of independent tradesman. But in consideration of the exclusivity granted to it for the Kingdom of Cambodia, it agrees to promote the sale of products in the most effective way, seeing to the interests of Party "A" with all the diligence and loyalty expected from a good distributor and a large business, a reputable corporate franchise.

In keeping with the terms and conditions described hereinafter, Party "B" agrees to carry out and shall be the only one responsible towards Party "A" for all promotional, advertising, distribution and sales operations.

Both parties shall act at all times in complete independence with regard to each other without the contract being construed as creating any type of branch office or joint venture or any other link of subordination or representation, mandate, agency or such like between them and both parties shall hold the other harmless in the event of any legal action arising from their independent efforts as outlined in this agreement.

On the other hand, Party "A" agrees to the terms and conditions hereinafter delineated, to grant exclusivity to Party "B," which accepts it.

ARTICLE 2: EXTENT OF THE MUTUAL EXCLUSIVITY
-------------------------------------------

The exclusivity that Party "A" and Party "B" mutually give to each other under the terms of the contract herewith is limited only to the commitments contemplated under Article 1 above and to the Kingdom of Cambodia.

Party "A" agrees to abstain from selling its products either directly and/or indirectly in the Kingdom of Cambodia to distributors, merchants or consumers of products of games of chance other than Party "B" and to forward to the company all requests from distributors, merchants or consumers of products that it may receive from the Kingdom of Cambodia so that Party "B" itself deals with the interested persons.

Similarly, Party "A" shall not in any way be empowered to concede the exclusive or non-exclusive product sales franchise in the Kingdom of Cambodia and the duration of the contract herewith to other dealers.

Furthermore, the parties agree expressly at this time that in the event that Party "A" should decide in the course of the execution of the contract to sign a franchise contract for the sale of products In the Kingdom of Cambodia, Party "A" agrees to make a priority offer to Party "B," and it shall have three months from the time of the proposal from Party "A" to accept or refuse such proposal, it being understood that no response from Party "B" is the same as a decision to refuse


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In the event of refusal, Party "A" shall indemnify and hold harmless Party "B."

Party "B" shall immediately inform Party "A" of any incident of unfair competition, counterfeiting or breach of copyright or of any deed or act that breaches the validity of the copyright as soon as it receives knowledge thereof.

Unless expressly agreed upon, Party "A" alone shall have the right to take legal action to defend the copyright, and the expenses incurred by such legal action shall be borne by Party "A" and any damages awarded shall accrue to it. Party "B" agrees to assist Party "A" in such procedures, if applicable.

ARTICLE 3: OBLIGATIONS OF PARTY "A"
-----------------------------------

Party "A" agrees to assist and advise Party "B" by providing it with all information and all technical and marketing services necessary.

ARTICLE 4: OBLIGATIONS OF PARTY "B"
-----------------------------------

Party "B" shall endeavor to develop and promote the good reputation and prestige of the products by agreeing to the following:

Submit all advertising that it is contemplating for products to Party "A" in advance for its written approval so that Party "A" can be sure that such advertising is in keeping with its advertising strategy and the corporate image of the products.

Attend as a supporter of Party "A" in the event any legal challenge or action is taken by a third party to the contract and which results from an advertising or promotional activity carried out in the Kingdom of Cambodia by Party "A" for the products.

Carry out its activity with all due diligence and the required professionalism, so as to give full satisfaction to the customers of Party "A." In this regard, Party "B" assumes full responsibility for agreements with and conduct of its distribution/sales agents and accepts responsibility for costs associated with lost, stolen, damaged and/or counterfeit tickets. It is also understood by both parties that any commission agreements and related payments entered into by Party "B" other than direct commissions to KL Development as outlined in this agreement are the sole responsibility of Party "B".

ARTICLE 5: ADVERTISING
----------------------

Party "B" agrees to care for the organization and coordination of advertising of the products in the Kingdom of Cambodia as instructed by Party "A."


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Expenses incurred by the creative advertising for documentation directed to customers in the form of the necessary catalogues, brochures and product support, shall be borne by Party "A" subject to approval in advance by Party "A". Party "B" agrees to be responsible for any expenses it incurs in this regard that are not approved by Party "A" in advance.

ARTICLE 6: WAIVER
-----------------

In the event of force majeure, any decision shall be made by mutual agreement between the parties prior to the commitment(s) involved and shall be valid only for the operation(s) contemplated expressly in this agreement, to the exclusion of any other, which must be covered in a new agreement.

ARTICLE 7: PERCENTAGE OF COMMISSIONS
------------------------------------

The products are sold by Party "A" at the general rate shown in the attached annex. Commissions due to Party "B" shall be reckoned according to the gross amount of tickets sold. The following percentages shall be applied:

o      10% for a purchase of 100,000 tickets or less per month.
o      11% for a purchase of 100,001 to 300,000 tickets per month.
o      12% for a purchase of more than 300,001 tickets per month.

These commission rates shall be subject to renegotiation on a yearly basis.

ARTICLE 8: CONDITIONS FOR PAYMENT
---------------------------------

Each delivery of tickets shall be covered by an invoice from Party "A" in compliance with the application legislation. The place of payment shall be the business place of the franchiser..

Payments to Lucky Win Win will be made within 30 days.

ARTICLE 9: RELATIONSHIP BETWEEN PARTY "B" AND ITS CUSTOMERS
-----------------------------------------------------------


Party "B" acts on its own behalf and is solely responsible in its relationship with third parties; therefore, it cannot in any way commit the liability of Party "A" by virtue of its business operation.


ARTICLE 10: CONFIDENTIALITY CLAUSE
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Both parties agree to keep confidential the information and documents of any nature whatsoever regarding the other party and to which they might have access during the execution of the contract herewith.

Both parties shall take all necessary measures with their staff to ensure under their responsibility the confidentiality of the information and documents contemplated above.

The clauses of the contract herewith are deemed to be confidential and for this reason they cannot be divulged or conveyed to unauthorized third parties.

ARTICLE 11: CANCELLATION DUE TO DEFAULT IN CARRYING OUT OBLIGATIONS
-------------------------------------------------------------------

The contract herewith shall be cancelled as a matter of right should any of the situations below arise, at the expiration of fifteen (15) days from the date of a notice putting in default being served by double recommended letter that remains unanswered, the said putting in default shall spell out the nature of the breach involved:

o If Party "B" should sell directly or indirectly, in any form whatsoever in the Kingdom of Cambodia competitive products, i.e. products that are identical to them or can be substituted for them, the matter is in default and Party A will have right to terminate agreement with Party
o In the event of non-payment on due date of the sums payable by Party "B" with regard to Party "A," the matter is in default and Party A will have right to terminate agreement with Party B.
o Furthermore, this contract may be terminated by Party A in the event of failure of performance by Party B defined as a failure to reach mutually agreed upon sales targets. (TBD)

Without prejudice to the other causes of cancellation stipulated In the article herewith, it is expressly agreed that in case of failure to carry out the obligations of the contract or of any one of its other provisions, such as any illegal action on the part of Party "B," Party "A" shall be entitled to cancel the contract at any time without further or additional entitlements to Party "B".

Reciprocally, Party "A" agrees to provide a letter of credit to be held in the bank of Party "B" to serve as a guarantee that all outstanding winners shall be paid their applicable prize money in the event that the parties agree to terminate this agreement or if Party "A" defaults on it's obligations and/or fails to pay outstanding winners for any reason.

ARTICLE 12: DURATION
--------------------

The exclusivity that is mutually granted between Party "A" and Party "B" under the terms of the contract herewith is stipulated with one year


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duration and will be renewed automatically unless either party gives the other written notice of its intent to not renew at least forty-five days prior to the expiration of the term.

Also, this agreement is contingent on Golden Win Win's license and right to sell lottery tickets and related lottery games in Cambodia. Should this license be modified, restricted or terminated for any reason, this agreement shall automatically be terminated.

ARTICLE 13: APPLICABLE LAW
--------------------------

The parties have agreed that the contract herewith shall be subject to the regulations of Cambodian law. The official language of the contract is English.

Disputes that may occur between Party "A" and Party "B" during the execution of the contract, regarding its interpretation or its cessation and that have not been resolved by mutual. agreement, shall be taken before the Trade Court of Phnom Penh.

ARTICLE 14: PROVISION FOR ARBITRATION
-------------------------------------

In the event of any dispute or challenge that may arise in connection with the interpretation or the carrying out of the contract herewith, the parties have agreed to deal with them through arbitration.

ARTICLE 15: ELECTION OF DOMICILE
--------------------------------

For the execution of the provisions herein, the parties have elected domicile in their respective head offices.

ARTICLE 16: AUDITING
--------------------

Both Parties agree to cooperate fully in any and all financial Audits related to their joint operations as required by law.

ARTICLE 17: NON-COMPETE CLAUSE
------------------------------

K.L. Development agrees that it will NOT develop, sell and/or distribute it's own lottery games, register any trademarks or commit other violations of Party "A's" copyrights for the length of this agreement and that it will use it's best efforts to market and sell mutually agreed upon lottery game tickets throughout all of the Kingdom of Cambodia.


Signed in Phnom Penh this 05 day of May 2003.


In duplicate.
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Party "A"                               Party "B"
LUCKY WIN WIN                           K.L. Development Co., Ltd.
Company                                 Company


/s/ signature                           /s/ signature